Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the The Peoples Holding Company 2001 Long-Term Incentive Plan and Deferred Compensation Plan, of our report dated January 28,
2002, with respect to the consolidated financial statements of The Peoples Holding Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP
                                            ----------------------
                                              Ernst & Young LLP

Memphis, Tennessee
December 20, 2002